Exhibit 10.1

AMENDMENT NO. 3 TO

REVOLVING CREDIT AGREEMENT

AND RATIFICATION AND REAFFIRMATION

OF GUARANTY

THIS AMENDMENT NO. 3 TO REVOLVING CREDIT AGREEMENT AND RATIFICATION AND REAFFIRMATION OF GUARANTY (this “Amendment and Ratification”) is made as of May 31, 2003 by and among CarrAmerica Realty Corporation, as borrower (“Borrower”), CarrAmerica Realty L.P., as guarantor (“Guarantor”), JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as Administrative Agent (“Administrative Agent”), and the other banks listed on the signature page hereof (the “Banks”).

WHEREAS, Borrower and the Banks have entered into the Revolving Credit Agreement, dated as of June 28, 2001 (the “Original Credit Agreement”);

WHEREAS, pursuant to a certain Guaranty of Payment, dated June 28, 2001 (the “Guaranty”), the Guarantor guaranteed the obligations of Borrower pursuant to the Original Credit Agreement, the Notes and the other Loan Documents;

WHEREAS, the Original Credit Agreement has been previously amended by amendments dated November 15, 2001 and July     , 2002 (as so amended, the “Credit Agreement”);

WHEREAS, Borrower desires to make modifications to certain of the financial covenants contained in the Credit Agreement; and

WHEREAS, as of the Amendment Effective Date (as hereinafter defined) the parties desire to amend the Credit Agreement upon the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

2. Modification Fee. Borrower shall pay to each Bank that executes this Amendment on or before May 30, 2003 a modification fee equal to .05% of each such Bank’s Commitment. Such modification fee shall be payable on the Amendment Effective Date.

3. Amendment to Definitions. The Credit Agreement hereby is amended by modifying the Definitions contained in Section 1.1 as follows:

(a) The following new definitions shall be added to Section 1.1.:

“Majority Owned Asset Cap” shall have the meaning set forth in the definition of Unencumbered Asset Pool Properties.

“Majority Owned Subsidiary” shall mean a Consolidated Subsidiary which Consolidated Subsidiary is not a Wholly Owned Subsidiary. but which Consolidated Subsidiary is controlled, directly or indirectly, by either Borrowing Base Entity (or both). The term “control” means the possession, directly or indirectly, of the power, alone, to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Unencumbered Asset Pool Entity” shall mean collectively or individually, a Borrowing Base Entity, a Wholly Owned Subsidiary and a Majority Owned Subsidiary.

(b) the definition of “Borrowing Base Entities” contained in the Credit Agreement is deleted in its entirety and the following substituted therefor:

“Borrowing Base Entities” means collectively, the Borrower and the Guarantor (but only for so long as Guarantor is a Consolidated Subsidiary of Borrower) and is controlled, directly or indirectly, by Borrower). The term “control” means the possession, directly or indirectly, of the power, alone, to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

(d) the definition of “Unencumbered Asset Pool Minimum Debt Service Coverage Ratio” contained in the Credit Agreement is deleted in its entirety and the following substituted therefor:

““Unencumbered Asset Pool Minimum Debt Service Coverage Ratio” means the ratio calculated as of the last day of each calendar quarter of (x) Unencumbered Asset Pool Net Operating Cash Flow to (y) the product of (a) Debt Service on Unsecured Debt of the Unencumbered Asset Pool Entities for such calendar quarter and (b) four (4).”

(e) The definition of “Unencumbered Asset Pool Properties” contained in the Credit Agreement is deleted in its entirety and the following is substituted therefor:

““Unencumbered Asset Pool Properties” means, as of any date, (i) Stabilized Real Property Assets (a) which are 100% owned in fee or leasehold by an Unencumbered Asset Pool Entity which are not subject to any Lien (other than Permitted Liens) and (b) in the case of an unencumbered Stabilized Real Property Asset which are 100% owned in fee or leasehold by a Wholly Owned Subsidiary or a Majority Owned Subsidiary, such Wholly Owned Subsidiary does not have any Recourse Debt (other than Intercompany Liens that satisfy the limitations set forth in the definition of Permitted Liens), (ii) Real Property Assets 100% owned in fee or leasehold by an Unencumbered Asset Pool Entity, (a) which are not subject to any Lien (other than Permitted Liens) which are less than 85% leased to tenants (which shall include any space for which a lease termination payment has been made to the applicable Unencumbered Asset Pool Entity for which such payment shall cover the rental of such space); and (iii) Real Property Assets 100% owned in fee or leasehold by an Unencumbered Asset Pool Entity which are not subject to any Lien (other than Permitted Liens) which are Qualified Development Properties; provided that (x) in the case of assets described in clause (ii) above, such assets do not exceed, in the aggregate, 20% of the Unencumbered Asset Pool Properties Value, (y) in the case of assets described in clause (iii) above, such assets do not exceed, in the aggregate, 10% of the Unencumbered Asset Pool Properties Value and (z) in the case of assets described in clauses (i), (ii) or (iii) above, that are 100% owned in fee or leasehold by a Majority Owned Subsidiary (other than Guarantor), such assets do not exceed 15% of the Unencumbered Asset Pool Properties Value (the limitation described in clause (z) being the “Majority Owned Asset Cap”) and such Majority Owned Subsidiary does not have any Recourse Debt (other than Intercompany Liens that satisfy the limitations set forth in the definition of Permitted Liens).”

(f) The definitions of Unencumbered Asset Pool Properties Value is deleted in its entirety and the following is substituted therefor:

““Unencumbered Asset Pool Properties Value” means the aggregate of (i) with respect to the Unencumbered Asset Pool Properties owned by an Unencumbered Asset Pool Entity for a period of at least six months, the quotient of (x) Net Operating Income with respect to the Unencumbered Asset Pool Properties less reserves for Capital Expenditures of $.50 per square foot per annum for each Unencumbered Asset Pool Property and (y) the FMV Cap Rate and (ii) with respect to the Unencumbered Asset Pool Properties owned by an Unencumbered Asset Pool Entity for a period of less than six months, the lesser of (A) the quotient of (x) Net Operating Income with respect to such Unencumbered Asset Pool Properties less reserves for Capital Expenditures of $.50 per square foot per annum for each such Unencumbered Asset Pool Property and (y) the FMV Cap Rate or (B) the purchase price of such Unencumbered Asset Pool Property, and (iii) with respect to any Qualified Development Properties, 40% of the costs incurred in connection therewith (subject to the Majority Owned Asset Cap).”

(g) The definition of Unencumbered Leverage Ratio is deleted in its entirety and the following is substituted therefor:

““Unencumbered Leverage Ratio” means the ratio, expressed as a percentage and calculated as of the end of each calendar quarter, of the aggregate amount of all Unsecured Debt (inclusive of the Loans) of the Unencumbered Asset Pool Entities to the Unencumbered Asset Pool Properties Value as of the date of determination.”

4. Section 5.1(m) of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

“(m) simultaneously with delivery of the information required by Sections 5.1(a) and (b), a statement of Unencumbered Asset Pool Net Operating Cash Flow with respect to each Unencumbered Asset Pool Property, a list of all Unencumbered Asset Pool Properties, a statement with respect to the occupancy at the end of the relevant period for each Unencumbered Asset Pool Property and a certification that each Wholly Owned Subsidiary or Majority Owned Subsidiary of a Borrowing Base Entity that owns or leases such Unencumbered Asset Pool Property has no Recourse Debt other than Intercompany Liens that satisfy the limitations set forth in the definition of Permitted Liens; and”

5. Unencumbered Leverage Ratio. Section 5.8(d) of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

“(d) Unencumbered Leverage Ratio. At all times and calculated as of the last day of each calendar quarter, the Unencumbered Leverage Ratio shall not be greater than 55%.”

6. Section 5.8(g) of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

“(g) Unencumbered Asset Pool Properties Minimum Debt Service Coverage Ratio. At all times and calculated as of the last day of each calendar quarter, the Unencumbered Asset Pool Entities shall maintain an Unencumbered Asset Pool Properties Minimum Debt Service Coverage Ratio of not less than 2:1, subject, however, to the Unencumbered Asset Pool Entities ‘ right to cure pursuant to Section 2.10(c). Failure to restore compliance with this Section 5.8(g) in accordance with Section 2.10(c) shall be an immediate Event of Default.”

7. Restriction on Recourse Debt. Section 5.17 of the Credit Agreement is deleted in its entirety and the following substituted therefore:

“5.17 Restriction on Recourse Debt. No Wholly Owned Subsidiary or Majority Owned Subsidiary of a Borrowing Base Entity which owns or leases a Real Property Asset that is an Unencumbered Asset Pool Property may incur Recourse Debt (other than Intercompany Liens that satisfy the limitations set forth in the definition of Permitted Liens).”

8. Certain Requirements for the Unencumbered Asset Pool Properties. Section 5.19 of the Credit Agreement is modified by adding the following clause (c) at the end thereof:

“(c) At all times, the Unencumbered Asset Pool Properties Value of the Unencumbered Asset Pool Properties which are 100% owned or leased by Majority Owned Subsidiaries (other than the Guarantor) shall not comprise more than the Majority Owned Asset Cap.”

9. Amendment Effective Date. This Amendment and Ratification shall be effective as of the date the Administrative Agent shall have received the signatures of each of the Borrower, the Guarantor and the Required Banks.

10. No Other Modifications. Except to the extent modified hereby, all terms, provisions and conditions of the Credit Agreement shall continue in full force and effect and shall remain enforceable and binding in accordance with its terms.

11. Reaffirmation and Acknowledgement.

(a) The Borrower hereby (a) reaffirms and admits the validity and enforceability of the Loan Documents and all of the obligations of the Borrower thereunder, (b) agrees and admits that the Borrower has no defenses to or offsets against any such obligations, and (c) certifies that, following the execution and delivery of this Amendment and Ratification by the Borrower, the Administrative Agent and the Required Banks, (i) no Default or Event of Default shall exist, and (ii) the representations and warranties contained in the Loan Documents are true and correct in all material respects on the date hereof with the same effects as though such representations and warranties had been made at such time and except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date.

(b) Guarantor hereby (a) consents to the terms and conditions of this Amendment and Ratification, (b) acknowledges that the Guaranty is not modified, affected or impaired by the execution by Borrower of this Amendment and Ratification, (c) acknowledges that it will directly benefit by this Amendment and Ratification and (d) hereby ratifies and reaffirms that the Guaranty remains in full force and effect and ratifies and reaffirms its obligations pursuant to the Credit Agreement and the Notes, as modified hereby.

12. Governing Law. This Amendment and Ratification shall be governed by and construed in accordance with the laws of the State of New York.

13. Counterparts. This Amendment and Ratification may be executed in any number of counterparts, all of which when taken together shall constitute one and the same document, and each party hereto may execute this Amendment and Ratification by signing any of such counterparts.

14. Successors and Assigns. This Amendment and Ratification shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

15. No Other Modifications. Except as expressly amended hereby, the Credit Agreement and the other Loan Documents shall continue unmodified and remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment and Ratification as of the date first above written.

CARRAMERICA REALTY CORPORATION, as Borrower

By:	/s/Stephen M. Walsh
Name:	_ Stephen M. Walsh
Title:	_Sr. Vice President

CARRAMERICA REALTY, L.P., as Guarantor

By:	CarrAmerica Realty GP Holdings, Inc. General Partner

By:	/s/Stephen M. Walsh
Name:	Stephen M. Walsh
Title:	Sr. Vice President

JPMORGAN CHASE BANK (f/ka THE CHASE MANHATTAN BANK), as Administrative Agent and Bank

By:	_/s/Marc E. Costantino
Name:	Marc E. Constantino
Title:	Vice President

BANK OF AMERICA, N.A., as Syndication Agent and Bank

By:	_/s/Charlotte W. Deinhart
Name:	_ Charlotte W. Deinhart
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as Documentation Agent and Bank

By:	/s/William R. Lynch III
Name:	William R. Lynch III
Title:	Senior Vice President

COMMERZBANK AG, NEW YORK BRANCH, as Documentation Agent and Bank

By:	/s/ Ralph Marra
Name:	Ralph Marra
Title:	Vice President

By:	/s/ Douglas Traynor
Name:	Douglas Traynor
Title:	Senior Vice President

NATIONAL AUSTRALIA BANK LIMITED, NEW YORK BRANCH (ACN 004 044 937), as Bank

By:	/s/ Thomas Matesich
Name:	Thomas Matesich
Title:	Senior Vice President

US BANK NATIONAL ASSOCIATION, as Bank

By:	/s/ Matthew Lind
Name:	Matthew Lind
Title:	Vice President

WACHOVIA BANK, N.A., as Bank

By:	/s/ Rex E. Rudy
Name:	Rex E. Rudy
Title:	Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Bank

By:
Name:
Title:

AMSOUTH BANK, as Bank

By:	/s/Robert Blair
Name:	Robert Blair
Title:	Vice President

SOUTHTRUST BANK, as Bank

By:	/s/ Sidney Clepp
Name:	Sidney Clepp
Title:	Assistant Vice President

CITICORP REAL ESTATE, INC., as Bank

By:	/s/ Michael S. Chlopak
Name:	Michael S. Chlopak
Title:	Vice President

BAYERISCHE HYPO-UND VEREINSBANK AG, as Bank

By:	/s/Brian Arment
Name:	Brian Arment
Title:	Analyst

By:	/s/Christine Elan
Name:	Christine Elan
Title:	Director

SUNTRUST BANK, as Bank

By:	/s/ Gregory T. Horstman
Name:	Gregory T. Horstman
Title:	Senior Vice President

KBC BANK NV, as Bank

By:	/s/Kenneth D. Connor
Name:	Kenneth D. Connor
Title:	Vice President

By:	/s/Robert Snauffer
Name:	Robert Snauffer
Title:	First Vice President